UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, Panera Bread Company (the “Company”) announced that Charles J. Chapman, III has been appointed as Executive Vice President of the Company, effective November 7, 2011 and, in connection with this appointment, at the Company's Board of Directors meeting on November 11, 2011, Mr. Chapman voluntarily resigned as a member of the board of directors, effective on November 11, 2011. There are no disagreements between Mr. Chapman and Panera Bread Company on any matters relating to Panera Bread Company's operations, policies or practices. Mr. Chapman, a member of the board since 2008, was a member of the board's Committee on Nominations and Corporate Governance and Thomas E. Lynch has been appointed to replace Mr. Chapman on this committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: November 15, 2011	By:	/s/ Jeffrey W. Kip
	Name:	Jeffrey W. Kip
	Title:	Executive Vice President,
Chief Financial Officer